Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Designs, Inc. on Forms S-8 (Reg. Nos. 33-22957, 33-32690, 33-32687 and 33-52892)
of our report dated March 17, 1998, on our audits of the consolidated financial statements of Designs, Inc. as of January 31, 1998 and February 1, 1997 and for each of the three years in the period ended January 31, 1998, which report is included in this Annual Report on Form 10-K.


Boston, Massachusetts
May 1, 1998                                        /s/ COOPERS & LYBRAND, LLP